Exhibit 4.15

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH IT MAY BE CONVERTIBLE HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE “SECURITIES LAWS”), AND HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES (I) ARE REGISTERED UNDER THE SECURITIES LAWS OR (II) ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND THE MAKER IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

Warp Technology Holdings, Inc.

PROMISSORY NOTE

$________ ______, 2006

Greenwich, Connecticut

For value received, Warp Technology Holdings, inc., a Nevada corporation (“Maker”), hereby promises to pay to the order of      or its affiliates (collectively, “Lender”) the principal sum of up to      ($     ). Interest shall accrue daily based on a 360-day year from the Original Maturity Date (as defined below) at the rate of ten percent (10%) per annum. The principal amount of this Note, together with accrued interest, shall be due and payable on demand by the Lender in writing to the Maker on any date which is no earlier than sixty (60) days from and after the date set forth above (the “Original Maturity Date”), unless this Note is converted into Common Stock and Warrants as described below.

This Note shall convert into (i) such number of fully paid and non-assessable shares of the Company’s Common Stock (the “Common Stock”) equal to the aggregate outstanding principal amount due under this Note plus the amount of all accrued but unpaid interest on this Note divided by $1.25, and (ii) warrants (the “Warrants”) to purchase a number of shares of the Company’s Common Stock equal to 75% of such number of shares of Common Stock. This Note shall so convert automatically (“Mandatory Conversion”) and with no action on the part of the Lender on the Original Maturity Date to the extent that upon such conversion, and taking into account any conversions of shares of the Company’s Series C Preferred Stock and/or Series D Preferred Stock have been converted, and/or the other issuance of Common Stock, such that following such Mandatory Conversion (and/or other issuances), the total number of shares of Common Stock then beneficially owned by such Lender and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Lender’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). In the event that a portion of the principal and interest hereunder has not been converted on the first Mandatory Conversion (and the Holder has not demanded the payment hereof), there will be subsequent Mandatory Conversions until all of the principal and interest hereunder has been converted, provided that at each such Mandatory Conversion the total number of shares of Common Stock then beneficially owned by such Lender and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Lender’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion. Prior to any Mandatory Conversion the Lender may at its option exercisable in writing to the Company, convert all or a portion of the principal and interest due hereunder into Common Stock and Warrants provided that at each such Mandatory Conversion the total number of shares of Common Stock then beneficially owned by such Lender and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Lender’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing limitations on conversion shall not restrict the number of shares of Common Stock which the Lender may receive or beneficially own in order to determine the amount of securities or other consideration that such Lender may receive in the event of a merger or other business combination or reclassification involving the Maker. By written notice to the Maker, the Lender may waive the foregoing limitations on conversion but any such waiver will not be effective until the 61st day after such notice is delivered to the Maker.

The date on which the conversion is effective is referred to as the “Conversion Date”.

Promptly after each Conversion Date, the Lender of this Note shall deliver this Note (or, in lieu thereof, an appropriate affidavit of loss in the event this Note shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Lender), together with a statement of the name or names (with address) in which the certificates for shares of Common Stock and Warrants shall be issued. Promptly following the surrender of this Note (or, in lieu thereof, an appropriate affidavit of loss in the event this Note shall have been lost or destroyed), but in no event more than five (5) business days thereafter, the Company shall issue and deliver, or caused to be issued and deliver, to the Lender, registered in such name or names as the Lender may direct in writing, certificates for the number of whole shares of Common Stock and Warrants issuable upon conversion of this Note. Such conversion shall be deemed to have been effected as of the close of business on the Conversion Date and, at such time, the rights of the Lender shall cease with respect to this Note and the person or persons in whose name or names any certificates for shares of Common Stock and Warrants shall be issuable upon conversion of this Note shall be deemed to have become the Lender or holders of record of such shares of Common Stock and Warrants. In the event of a partial conversion of this Note, the Company shall deliver to the Lender a new Note in the form hereof and in the amount of the then outstanding principal amount.

This Note shall be construed in accordance with the laws of the State of New York as such laws apply to contracts made and to be performed entirely within the State of New York.

If this Note is not paid when due, the Lender may, in its discretion, proceed to protect and enforce its rights by such appropriate judicial proceedings as the Lender shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement under this Note or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

The Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally, waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of the intention to accelerate, notice of acceleration, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, releases, or changes.

In case any provision in this Note shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

In any case where any date provided herein shall not be a business day, then (notwithstanding any other provision of this Note) the event required or permitted on such date shall be required or permitted, as the case may be, on the next succeeding business day with the same force and effect as if made on the date upon which such event was required or permitted pursuant hereto.

No delay or omission of Lender to exercise any right or remedy accruing upon any event of default shall impair any such right or remedy or constitute a waiver of any such event or default or any acquiescence therein. Every right or remedy given hereby or by law may be exercised from time to time, and as often as may be deemed expedient.

In Witness Whereof, the undersigned hereby executes this Promissory Note as of the date first above written.

Warp Technology Holdings, Inc. By:	ACKNOWLEDGED AND ACCEPTED “LENDER” By:
Its:	Its: